Exhibit 23.2




                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, we hereby consent to the incorporation of our report included in this form 10-K of KeySpan Corporation and into KeySpan Corporation's previously filed Registration Statements File Nos.: 333-53657, 333-53765, 333-920003, 333-79151, 333-40472, 333-43768, 333-60294, 333-82230,
and 333-104230.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.





                                       By:  /s/
                                            ------------------------
                                            J. Carter Henson, Jr.
                                            Senior Vice President


Houston, Texas
March 10, 2004